Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On March 12, 2018, MINDBODY, Inc. (“MINDBODY” or the “Company”) entered into an agreement and plan of merger with Booker Software, Inc. (“Booker”), a privately-held company. Booker is a leading cloud-based business management platform for salons and spas, and is the provider of Frederick, a fast-growing, automated marketing software for wellness businesses. On April 2, 2018, the Company completed the acquisition of Booker.

The following unaudited pro forma condensed combined financial statements and related notes are based upon the historical consolidated financial data of MINDBODY and Booker after giving effect to the acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business.

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2017 and the three months ended March 31, 2018 are presented as if the acquisition had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on March 31, 2018. The historical consolidated financial data has been adjusted in the unaudited pro forma condensed combined financial data to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate audited historical financial statements of MINDBODY as of and for the year ended December 31, 2017, and the related notes, included in MINDBODY’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018.

•	separate unaudited historical financial statements of MINDBODY as of and for the three months ended March 31, 2018, and the related notes, included in MINDBODY’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Securities and Exchange Commission on May 10, 2018.

•	separate audited historical financial statements of Booker as of and for the year ended December 31, 2017, and the related notes, included in Exhibit 99.1.

•	separate unaudited historical financial statements of Booker as of and for the three months ended March 31, 2018 and the related notes included in Exhibit 99.1.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Pursuant to the acquisition method of accounting, the purchase price, calculated as described in Note 5 to the unaudited pro forma condensed combined financial statements, has been allocated to assets acquired and liabilities assumed based on their respective fair values. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data does not reflect any revenue enhancements or operating synergies that the combined company may achieve as a result of the acquisition or the costs to integrate the operations of MINDBODY and Booker or the costs necessary to achieve these revenue enhancements and operating synergies. There were no significant intercompany transactions between MINDBODY and Booker as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2018

(in thousands)

	Historical MINDBODY March 31, 2018	Historical Booker March 31, 2018	Reclassifications (See Note 6)		Acquisition Pro Forma Adjustments (See Note 6)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$217,708	$3,308	$—		$(139,931)	(A)	$81,085
Accounts receivable	12,196	2,034	—		—		14,230
Deferred commissions	938	—	—		67	(L)	1,005
Prepaid expenses and other current assets	6,393	905	—		—		7,298

Total current assets	237,235	6,247	—		(139,864)		103,618
Property and equipment, net	33,185	551	—		—		33,736
Deferred commissions, noncurrent	2,668	—	—		231	(L)	2,899
Intangible assets, net	17,484	375	—		57,885	(B)	75,744
Goodwill	20,248	1,750	—		89,359	(C)	111,357
Other noncurrent assets	1,246	102	—		—		1,348

TOTAL ASSETS	$312,066	$9,025	$—		$7,611		$328,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,376	$1,782	$(581)	(1)	$5,342	(D)	$15,919
Accrued expenses and other liabilities	12,827	—	581	(1)	149	(M)	13,557
Deferred revenue, current portion	5,949	927	—		(93)	(E)	6,783
Other current liabilities	1,135	—	—		—		1,135

Total current liabilities	$29,287	$2,709	$—		$5,398		$37,394
Warrants liability	—	441	—		(441)	(K)	—
Deferred revenue, noncurrent portion	1,499	—	—		—		1,499
Deferred rent, noncurrent portion	2,096	21	—		—		2,117
Long-term debt - noncurrent portion	—	9,296	—		712	(K)	10,008
Financing obligation on leases, noncurrent portion	14,789	—	—		—		14,789
Other noncurrent liabilities	607	—	—		—		607

Total liabilities	$48,278	$12,467	$—		$5,669		$66,414
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	4	—		(4)	(F)	—
Class A common stock	1	1	—		(1)	(F)	1
Additional paid-in capital	463,905	86,601	—		(86,103)	(F)	464,403
Accumulated other comprehensive loss	(116)	—	—		—		(116)
Accumulated deficit	(200,002)	(90,048)	—		88,050	(G)	(202,000)

Total stockholders’ equity	263,788	(3,442)	—		1,942		262,288

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$312,066	$9,025	$—		$7,611		$328,702

See notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2017

(in thousands, except share and per share data)

	Historical MINDBODY For the Year Ended December 31, 2017	Historical Booker For the Year Ended December 31, 2017	Reclassifications (See Note 6)		Acquisition Pro Forma Adjustments (See Note 6)		Pro Forma Combined
Revenue	$182,626	$28,106	$—	(4)	$—		$210,732
Cost of revenue	51,870	7,361	165	(2)	1,191	(H)(J)	60,587

Gross profit (loss)	130,756	20,745	(165)		(1,191)		150,145

Operating expenses:
Sales and marketing	71,825	8,145	122	(2)	8,111	(H)(J)	88,203
Research and development	35,810	8,162	116	(2)	126	(J)	44,214
General and administrative	37,471	8,180	25	(2)	(360)	(H)(J)	45,316
Depreciation and amortization	—	1,562	(428)	(2)	(1,134)	(H)(I)	—

Total operating expenses	145,106	26,049	(165)		6,743		177,733

Loss from operations	(14,350)	(5,304)	—		(7,934)		(27,588)
Interest income (expense), net	109	(1,209)	—		—		(1,100)
Other expense, net	(384)	—	—		—		(384)

Loss before provision for income taxes	(14,625)	(6,513)	—		(7,934)		(29,072)
Income tax provision	167	6	—		—		173

Net loss	$(14,792)	$(6,519)	$—		$(7,934)		$(29,245)

Net loss per share, basic and diluted	$(0.33)	—	—		—		$(0.66)

Weighted-average shares used to compute net loss per share, basic and diluted	44,309	—	—		—		44,309

See notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Three Months Ended March 31, 2018

(in thousands, except share and per share data)

	Historical MINDBODY For the Three Months Ended March 31, 2018	Historical Booker For the Three Months Ended March 31, 2018	Reclassifications (See Note 6)		Acquisition Pro Forma Adjustments (See Note 6)		Pro Forma Combined
Revenue	$53,823	$6,667	$—	(4)	$—		$60,490
Cost of revenue	15,421	2,100	32	(2)	298	(H)(J)	17,851

Gross profit (loss)	38,402	4,567	(32)		(298)		42,639

Operating expenses:
Sales and marketing	18,105	2,319	24	(2)	2,324	(H)(J)(L)	22,772
Research and development	11,788	2,122	23	(2)	31	(J)	13,964
General and administrative	12,663	2,499	4	(2)	(361)	(H)(J)(L)	14,805
Depreciation and amortization	—	367	(83)	(2)	(284)	(H)(I)	—
Loss on Disposal of Assets	—	58	(58)	(3)	—		—

Total operating expenses	42,556	7,365	(90)		1,710		51,541

Loss from operations	(4,154)	(2,798)	58		(2,008)		(8,902)
Interest income (expense), net	366	(335)	—		—		31
Other income (expense), net	39	—	(58)	(3)	—		(19)

Loss before provision for income taxes	(3,749)	(3,133)	—		(2,008)		(8,890)
Income tax provision (benefit)	(2,058)	3	—		—		(2,055)

Net loss	$(1,691)	$(3,136)	$—		$(2,008)		$(6,835)

Net loss per share, basic and diluted	$(0.04)	$—					$(0.15)

Weighted-average shares used to compute net loss per share, basic and diluted	47,106	—	—		—		47,106

See notes to unaudited pro forma condensed combined financial information

1. Description of Transaction

On April 2, 2018, the Company completed the acquisition of Booker, a privately-held company for $139.9 million in cash, and the assumption of unvested stock option awards. Booker is a leading cloud-based business management platform for salons and spas, and is the provider of Frederick, a fast-growing, automated marketing software for wellness businesses. The assumed unvested stock option awards were converted into options to purchase shares of the Company’s Class A common stock, based upon an exchange ratio as described in the definitive agreement. Of the cash purchase price, the Company deposited $7.5 million into a third-party escrow account for one year as partial security for the indemnification obligations of the Booker equity holders, and another $1.0 million in a third-party escrow account as partial security for certain specified indemnified matters.

2. Basis of Presentation

The acquisition of Booker was accounted for in accordance with the acquisition method of accounting for business combinations with MINDBODY as the accounting acquirer. The unaudited pro forma condensed combined financial statements were based on the historical consolidated financial statements of MINDBODY and Booker after giving effect to the cash paid, as well as certain reclassifications and pro forma adjustments. In accordance with the acquisition method of accounting for business combinations, the assets acquired and the liabilities assumed were recorded as of the completion of the acquisition, at their respective fair values, and added to those of MINDBODY. The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill.

The accounting standards define the term fair value and set forth the valuation requirements for any asset or liability measured at fair value, and specifies a hierarchy of valuation techniques based on the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurements date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, MINDBODY may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect MINDBODY’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method, acquisition-related transaction costs (e.g. advisory, legal, valuation and other professional fees) are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented in the unaudited pro forma combined consolidated statements of operations because they will not have a continuing impact on the combined results. Total acquisition-related costs for MINDBODY and Booker were $3.6 million and $3.4 million, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of revenue enhancements or operating synergies expected to result from the acquisition.

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2017 and the three months ended March 31, 2018 are presented as if the acquisition had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on March 31, 2018.

3. Accounting Policies

Upon review of Booker accounting policies, MINDBODY is aware of differences that would have a material impact on the condensed combined financial statements. The unaudited pro forma condensed combined financial statements assume any differences in accounting policies. In addition, certain allocations and reclassifications were made to Booker balances to conform to MINDBODY’s financial statement presentation, as described in the accompanying notes. The unaudited pro forma condensed combined financial statements also assume disclosure adjustments related to the adoption of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). The pro forma adjustments were based on the Company’s adoption timing and methodology. The Company adopted Topic 606 effective January 1, 2018 using the modified retrospective method to apply this guidance to all open contracts at the date of initial application.

4. Consideration Transferred

The following is the consideration transferred to effect the acquisition of Booker (in thousands):

Purchase consideration:
Cash	$139,931
Fair value of awards assumed by MINDBODY	498

Total purchase price	$140,429

The following is the estimated portion of assumed stock options that are subject to future service requirements and therefore will be expensed prospectively in the financial statements rather than included in purchase accounting (in thousands):

Estimated value of share-based awards	$949

5. Allocation of Purchase Price to Assets Acquired and Liabilities Assumed

The following is the summary of the assets acquired and the liabilities assumed by MINDBODY in the acquisition, reconciled to the purchase price transferred (in thousands):

Cash and cash equivalents	$3,308
Fixed assets, net.	551
Other identifiable tangible assets	3,041

Total tangible assets	6,900

Accounts payable and accrued liabilities	(1,782)
Net liabilities assumed	(14,059)

Total liabilities	(15,841)

Net acquired tangible liabilities	(8,941)
Identifiable intangible assets (i)	58,260
Goodwill (ii)	91,110

Total purchase price allocation	$140,429

(i)	As of the effective date of the acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. The estimated useful lives and fair values of the identifiable assets are as follows (in thousands):

	Amount	Estimated Useful Life (in years)
Trade names	$3,720	7 Years
Customer relationships	48,400	3-8 Years
Developed technology	5,740	5 Years
Covenants-not-to-compete	400	2 Years

Total intangible assets acquired	$58,260

(ii)	Goodwill is calculated as the difference between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

6. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; Note 4. Consideration Transferred; and Note 5. Allocation of Purchase Price to Assets Acquired and Liabilities Assumed.

The following reclassifications have been made to the presentation of Booker’s historical financial statements in order to conform to MINDBODY’s presentation:

1.	$581,000 of accounts payable was reclassified to accrued expenses,

2.	$428,000 of depreciation and amortization as of December 31, 2017 and $83,000 as of March 31, 2018 were reclassified from depreciation and amortization to cost of revenue, sales and marketing, research and development, and general and administrative (in thousands):

	Year ended December 31, 2017	Three months ended March 31, 2018
Cost of revenue	$165	$32
Sales and marketing	122	24
Research and development	116	23
General and administrative	25	4
Depreciation and amortization	(428)	(83)

Total	$—	$—

3.	$58,000 related to the disposal of assets was reclassified to other income (expense), net,

4.	To show the reclassification of Booker historical revenue to conform to MINDBODY financial statement presentation (in thousands):

	Year ended December 31, 2017	Year ended December 31, 2016	Three months ended March 31, 2018	Three months ended March 31, 2017
Booker Historical revenue presentation
Recurring (i)	$18,626	$17,681	$4,898	$4,791
Transactional	6,139	5,894	1,585	1,391
Non-recurring	3,341	6,849	184	219

Total Revenue	$28,106	$30,424	$6,667	$6,401
Reclassed to conform to MINDBODY’s revenue presentation
Subscription and services	$19,205	$18,626	$5,063	$4,938
Payments revenue	5,560	4,949	1,420	1,244
Product and other	3,341	6,849	184	219

Total Revenue	$28,106	$30,424	$6,667	$6,401

(i)	The Company has provided adjusted revenue excluding the effects of Booker’s termination of certain contracts. The Company believes that this provides a useful basis for understanding the performance of our business excluding the effects of these Booker terminated contracts.

	Year ended December 31, 2017	Year ended December 31, 2016	Three months ended March 31, 2018	Three months ended March 31, 2017
Recurring revenue
As reported	$18,626	$17,681	$4,898	$4,791
Terminated enterprise contracts	575	2,587	—	431

Recurring revenue	$18,051	$15,094	$4,898	$4,360

Transactional
As reported	$6,139	$5,894	$1,585	$1,391
Non-payments related revenue	579	945	165	147

Payments Revenue	$5,560	$4,949	$1,420	$1,244

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

A.	To record the cash consideration of $139,931,000.

B.	To record intangible assets acquired in the acquisition and eliminate Booker’s historical intangible assets.

C.	To record goodwill in the acquisition and eliminate Booker’s historical goodwill.

D.	To accrue MINDBODY’s transaction costs contingent on closing the transaction of $2,295,000 and Booker’s transaction costs assumed with the acquisition of $3,047,000.

E.	To adjust Booker’s deferred revenue to its estimated fair value.

F.	To eliminate Booker’s common stock, preferred stock, and additional paid-in capital of $86,608,000, and to give effect to the remeasurement of the stock-based awards of Booker replaced by MINDBODY equivalent units of $498,000.

G.	To eliminate Booker’s accumulated deficit, reflect MINDBODY transaction costs, and record commission cost related to Topic 606 (in thousands):

To eliminate Booker’s accumulated deficit	$90,048
To record MINDBODY’s transaction costs	(2,295)
Eliminate Topic 606 commission costs per tickmark ‘L’ below	297

Total	$88,050

H.	To record the amortization expense related to the intangible assets acquired and eliminate amortization expenses of historical intangibles (in thousands):

	Year ended December 31, 2017	Three months ended March 31, 2018
Record amortization expense of the acquired intangibles:
Cost of revenue	$1,148	$287
Sales and marketing	7,873	1,968
General and administrative	200	50
Depreciation and amortization	—	—
Eliminate amortization expense of historical intangibles:
Cost of revenue	—	—
Sales and marketing	—	—
General and administrative	—	—
Depreciation and amortization	(897)	(224)

I.	To eliminate Booker’s pre acquisition goodwill expense of $237,000 and $60,000 for the year ended December 31, 2017 and three months ended March 31, 2018, respectively. Booker amortized goodwill which is disallowed for public companies.

J.	To record the stock-based compensation expense related to the unvested portion of Booker’s stock awards assumed in connection with the acquisition using the straight-line amortization method over the remaining vesting periods (in thousands):

	Year ended December 31, 2017	Three months ended March 31, 2018
Record share-based compensation expense:
Cost of revenue	$43	$11
Sales and marketing	238	59
Research and development	126	31
General and administrative	35	9
Eliminate share-based compensation expense:
Cost of revenue	—	—
Sales and marketing	—	—
Research and development	—	—
General and administrative	(595)	(112)

K.	To record fair value of debt. The warrant was paid off contemporaneously with the acquisition.

L.	To record Booker’s contract acquisitions costs (deferred commissions), which primarily consist of sales commissions. This treatment is consistent with Topic 606 that MINDBODY adopted on January 1, 2018 (in thousands):

Eliminate commission expense recorded to general and administrative expense.	$308
Record amortization of deferred commissions to sales and marketing expense	(11)

Net impact Topic 606 commissions*	$297

*	Net impact of Topic 606 commissions is capitalized on the balance sheet as deferred commissions as of March 31, 2018. The cumulative effect of changes related to the adoption of Topic 606 were not significant to the opening balance sheet of Booker as of January 1, 2018 and therefore are not reflected herein.

M.	To accrue for employee paid time off.